UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On July 31, 2024, Lindblad Expeditions Holdings, Inc., through its land-based subsidiary Natural Habitat, Inc. (collectively, the “Company”), closed the previously announced acquisition contemplated by that Purchase and Sale Agreement dated April 29, 2024 with WTA Holding Corp. to acquire Wineland-Thomson Adventures, Inc. and other related entities (“WTA”) to further expand our land-based experiential travel offerings and increase our addressable market.  WTA consists of four adventure travel brands, including the respected Tanzania safari specialists Thomson Safaris, with more than 40 years of experience in the country. Thomson Safaris was founded on the principles of quality and integrity, with the goal of leading socially responsible and positively impactful light-treading safari tours. Today, the brand’s name has earned its place as one of the top safari outfitters in the world, being recognized with consecutive accolades from trusted publications, like Condé Nast Traveler Best Travel Specialists in the World and Travel + Leisure World’s Best Awards.

In addition to its adventure travel brands, the WTA acquisition includes three leading Tanzania safari tour operators (collectively, the “Tanzanian Companies”)—the historic award-winning Gibb’s Farm lodge—an 80-acre sanctuary for the senses located near the Ngorongoro Crate, the industry-leading operator of Kilimanjaro treks Nature Discovery, Limited, which has more than 30 years of experience and is the recommended Tanzanian partner for over 20 specialist trekking and safari travel agents around the world, and Thomson Safaris Limited. Pursuant to the agreement, the Company has the option to acquire Tanzania Conservation Limited.  The aggregate purchase price for WTA and the Tanzanian Companies was $24.0 million and $6.0 million in Lindblad common stock, representing 682,593 shares.  The shares of common stock were issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder.  As part of the agreement, the Company agreed to prepare and file a Form S-1 registration statement within three business days following the closing of the transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

July 31, 2024	By:	/s/ L. Dyson Dryden
L. Dyson Dryden, Interim Chief Financial Officer